UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 3, 2012

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PAN AMERICAN GOLDFIELDS LTD.

(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

595 HOWE STREET, UNIT 906 VANCOUVER, CANADA A1 V6C 2T5
(Address of principal executive offices) (Zip Code)

(604) 681-1163
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 3, 2012, Pan American Goldfields, Ltd.’s (the “Company”) wholly-owned subsidiary, Sunburst Mining de Mexico S.A. de C.V. (“Sunburst”), entered into an agreement with Minera Rio Tinto S.A. de C.V. (“MRT”) to transfer its interest in concessions at the Encino Gordo project located in the Barranca section of Chihuahua State in Mexico, which included two concessions held by Sunburst and two additional concessions Sunburst had an option to acquire.  MRT is a mining operator in Chihuahua, Mexico owned by Mario Ayub.  Mr. Ayub is a significant stockholder in the Company, and was formally on the Company’s Board of Directors.  MRT is conducting mining operations on the Company’s Cieneguita Project located in the Baja Tarahumara section of Chihuahua State in Mexico, which is the Company’s sole source of revenues, pursuant to the terms of a development agreement.  In connection with the transfer, MRT paid Sunburst $100,000 (US), waived $200,000 (US) in payments the Company owed to MRT in connection with the Cieneguita Project and agreed to assume all of Sunburst’s obligations related to the transferred concessions.  The Company’s Board of Directors determined to transfer the concessions in order to focus its resources on completing the Preliminary Economic Assessment study for the Cieneguita Project.  Before entering into the transaction, the Company’s Board of Directors considered bids from other interested third parties, and determined that the transaction with MRT was the best offer received by the Company and that it was in the best interests of the Company’s stockholders to transfer the concessions.

The foregoing description is qualified in its entirety by the full text of the transfer agreement between Sunburst and MRT, which is filed as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit

Description

10.1

Contract to Transfer Mining Concessions, dated May 3, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: May 9, 2012

By:

/s/ Salil Dhaumya

Salil Dhaumya

Chief Financial Officer

EXHIBIT INDEX

Exhibit

Description

10.1

Contract to Transfer Mining Concessions, dated May 3, 2012.